SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):     July 25, 2007
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21433 (Commission File Number)	04-2797789 (I.R.S. Employer Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address, of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s Telephone number including area code)
N/A

(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES
Ex-99.1 Press Release dated July 25, 2007

Item 2.02.  Results of Operations and Financial Condition.
     The information contained in this current report on Form 8-K is furnished pursuant to Item 2.02 of Form 8-K “Results of Operations and Financial Condition”. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
     On July 25, 2007, Forrester Research, Inc. (the “Company”) issued a press release announcing preliminary unaudited selected financial information for the quarter ended June 30, 2007. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As announced in the press release attached to this Current Report on Form 8-K, the Board of Directors of the Company has appointed Michael A. Doyle to the position of Chief Financial Officer and Treasurer, effective September 24, 2007. Mr. Doyle is currently Chief Financial Officer of EasyLink Services Corporation, a publicly-traded, telecommunications messaging provider.
     Prior to joining EasyLink, Mr. Doyle was the chief financial officer, North America, for Dun & Bradstreet Corporation from 2002-2004, and from 1997-2002, he held various senior financial and marketing positions with Cendant Corporation.
     Mr. Doyle will receive annual base compensation of $300,000. He will participate in the Company’s matrix bonus plan, and will be eligible for an annual target bonus of $100,000, prorated to October 1, 2007, with the actual amount of the bonus payable quarterly in arrears based on Company performance and achievement of individual, and if applicable, team goals. Mr. Doyle will also be granted a stock option for 50,000 shares of Forrester common stock under and subject to the terms of the Company’s 2006 Equity Incentive Plan (the “Plan”) on the first business day of the month following his start date, with an exercise price equal to the closing fair market value of Forrester common stock on the grant date. This stock option will vest in four equal annual installments, with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next three anniversary dates of the grant date thereafter. Upon a change of control of the Company, the stock option will become fully vested prior to the change of control, as provided in and in accordance with the terms of the Plan.
     Mr. Doyle will also receive a sign-on bonus of $75,000 payable in two equal installments, with the first installment payable on his start date and the second installment payable January 2, 2008. If Mr. Doyle’s employment is terminated without cause, he would be entitled to receive his base salary for a period of six months, subject to normal withholding taxes, assuming he were to sign a separation agreement and general release of claims in a form acceptable to the Company.

Item 9.01.  Financial Statements and Exhibits.
     (c) Exhibits
99.1     Press Release dated July 25, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By /s/ GAIL S. MANN
Name:	Gail S. Mann
Title:	Chief Legal Officer

Date: July 25, 2007